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                                                                    Exhibit 10.6

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

     This Intercreditor and Subordination Agreement (this "Agreement") is dated as of August 25, 2003 by and among Monitronics International, Inc., a Texas corporation (the "Company"), The Northwestern Mutual Life Insurance Company ("Northwestern") and The Bank of New York Trust Company of Florida, N.A., as trustee ("Trustee") for holders of the Company's 11.75% Senior Subordinated Notes due 2010 (the "Senior Subordinated Notes").

                                    RECITALS

     WHEREAS, the Company and Northwestern are parties to that certain Subordinated Note and Warrant Purchase Agreement dated as of January 18, 2002 (the "Original Junior Subordinated Purchase Agreement") pursuant to which the Company issued to Northwestern (i) the Company's 13.5% Subordinated Notes due 2009 (collectively, as amended, modified, supplemented and/or extended from time to time, the "Junior Subordinated Notes"), and (ii) warrants to purchase an aggregate of up to 1,133,328 shares of Class A Common Stock, par value $.01 per share, of the Company (collectively, as amended, modified, supplemented and/or extended from time to time, the "Junior Warrants"); and

     WHEREAS, on the date hereof, the Company and Northwestern are entering into a first amendment to the Original Junior Subordinated Purchase Agreement (the "Amendment"; the Amendment and the Original Junior Subordinated Purchase Agreement being referred to herein collectively as the "Junior Subordinated Purchase Agreement"), and the Company is redeeming a portion of the principal amount of the Original Junior Subordinated Notes and paying such amounts as required under the Junior Subordinated Purchase Agreement to be paid in connection with such redemption; and

     WHEREAS, on the date hereof, the Company is issuing $160,000,000 aggregate principal amount of its Senior Subordinated Notes in an offering exempt from the registration requirements of the U.S. Securities Act of 1933 and Northwestern will be one of the purchasers of the Senior Subordinated Notes in such offering; and

     WHEREAS, the execution and delivery of this Agreement and the subordination of the Subordinate Liabilities to the Senior Obligations, to the extent and manner hereinafter set forth, is a condition, among others, to the execution and delivery of the Senior Subordinated Debt Agreements (in each case as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, the parties hereto agree as follows:

                                    AGREEMENT

Section 1. Definitions.

     As used in this Agreement, the terms defined above shall have their respective meanings set forth above and the following terms shall have the following meanings:

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     1.1 "Credit Agreement" shall mean the credit agreement dated as of the date hereof among the Company, Fleet National Bank, as administrative agent (the "Administrative Agent"), Bank of America, N.A., as syndication agent, and the lenders (the "Senior Lenders") referred to therein (as amended, modified, supplemented and/or extended from time to time).

     1.2 "Indenture" shall mean the indenture, dated as of August 25, 2003 between the Company and the Trustee, under which the Senior Subordinated Notes are issued (as amended, modified, supplemented and/or extended from time to time).

     1.3 "Junior Subordinated Creditors" shall mean Northwestern, together with any other holder of any Subordinate Liabilities.

     1.4 "Junior Subordinated Debt Documents" shall mean, collectively, the Junior Subordinated Purchase Agreement and the Junior Subordinated Notes.

     1.5 "Senior Event of Default" shall mean the occurrence of any Default or Event of Default under and as from time to time defined in the Senior Subordinated Debt Agreements.

     1.6 "Senior Obligations" shall mean any and all indebtedness of the Company to the Senior Subordinated Creditors for principal, interest (including, without limitation, interest and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended, or similar laws, as now or hereafter in effect, whether or not any such interest or other amounts is allowed as a claim enforceable against the Company in such proceeding), fees, indemnities, expenses and costs (including costs of collection, and including fees and expenses accrued during any bankruptcy proceeding, whether or not such fees and expenses are allowed as a claim enforceable against the Company in such proceeding) and all other amounts, including amounts advanced to protect the liens and security interests (and/or the collateral) of the Senior Subordinated Creditors, in each case as provided under the Senior Subordinated Debt Agreements and/or any documents contemplated thereby, direct or indirect, contingent or noncontingent, secured or unsecured, now existing or hereafter arising or incurred or now or hereafter due and owing to the Senior Subordinated Creditors; provided, that the principal amount (exclusive of interest (including, without limitation, interest and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended, or similar laws, as now or hereafter in effect, whether or not any such interest or other amounts is allowed as a claim enforceable against the Company in such proceeding)) of such indebtedness shall not exceed an amount equal to One Hundred and Sixty Million Dollars ($160,000,000) minus the aggregate principal amount of all prepayments and other repayments of the Senior Subordinated Notes, without the prior written consent of the Junior Subordinated Creditors in accordance with Section 6.2 hereof.

     1.7 "Senior Subordinated Creditors" shall mean the Trustee on behalf of holders of Senior Obligations or any holder of Senior Obligations.

     1.8 "Senior Subordinated Debt Agreements" shall mean, collectively, the Indenture and the Senior Subordinated Notes issued thereunder.

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     1.9 "Subordinate Liabilities" shall mean all indebtedness of the Company to the Junior Subordinated Creditors for (a) principal of and interest on the Junior Subordinated Notes, together with any prepayment fees or premiums under the Junior Subordinated Notes, including without limitation any Make-Whole
Amount (as such term is defined in the Junior Subordinated Purchase Agreement) and (b) any and all other indebtedness, liabilities or obligations of any kind or nature of the Company, direct or indirect, contingent or non-contingent, now existing or hereafter arising or incurred or now or hereafter due and owing to any Subordinated Creditor under or with respect to the Junior Subordinated Notes and/or the Junior Subordinated Purchase Agreement, including without limitation fees, expenses, costs, and post-petition interest in bankruptcy.

Section 2. Subordination.

     2.1 Subordination.

          (a) The rights of the holders of Senior Obligations under this Agreement are junior, subordinate and subject to the rights of the Administrative Agent and the Senior Lenders under Article Ten of the Indenture. Without limiting the foregoing, any right of the holders of the Senior Obligations hereunder to receive funds (or to take certain actions under Section 2.2(b) hereof) are subject to the prior right of the Administrative Agent and the Senior Lenders to receive such funds (and/or to take such actions) under Article Ten of the Indenture.

          (b) So long as any Senior Obligations are outstanding, each Junior Subordinated Creditor agrees that the Subordinate Liabilities are and shall at all times hereafter be expressly subordinate and junior in right of payment and exercise of remedies to all Senior Obligations in the manner and to the extent set forth in this Section 2, including but not limited to the occurrence of redemptions or any other event that would require the Company to accelerate payment in respect of the Subordinate Liabilities. Without limiting the foregoing, any lien on, security interest in, or mortgage or pledge of or into any of the assets of the Company in favor of or for the benefit of any Junior Subordinated Creditor, whether now existing or arising in the future, is hereby expressly made subordinate and junior in priority of payment and right of enforcement to any liens, security interests, mortgages or pledges of or into any of the assets of the Company, both now existing and arising in the future, securing any of the Senior Obligations.

     2.2 Bankruptcy; Insolvency, etc.

          (a) In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relative to the Company or to its assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, so long as any Senior Obligations are outstanding, the holders of Senior Obligations shall be entitled in any such proceedings to receive payment in full in cash of all Senior Obligations before the Junior Subordinated Creditors are entitled in such proceeding to receive any payment on account of the Subordinate Liabilities (except for payment in securities which are subordinate and junior in right of payment to all Senior Obligations then outstanding), and to that end in any such proceedings, so long as any Senior Obligations remain outstanding, any payment or distribution of any kind or character, whether in cash or in other property, to which the Junior Subordinated Creditors would be

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entitled but for the provisions hereof (except for payment in securities which are subordinate and junior in right of payment to all Senior Obligations then outstanding) shall be delivered to the holders of Senior Obligations to the extent necessary to make payment in full in cash of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Obligations in respect thereof.

          (b) So long as any Senior Obligations remain outstanding, the holders of Senior Obligations (or their representatives) are authorized and empowered, in any proceedings described in Section 2.2(a), in their own names or in the names of the Junior Subordinated Creditors, to (i) file claims, proofs of claim and other instruments of similar character reasonably necessary to enforce the obligations of the Company in respect of the Subordinate Liabilities in the event the Junior Subordinated Creditors fail to do so within 15 days of the due date pertaining thereto; and (ii) receive and apply to the Senior Obligations every payment or distribution of every kind or character to which such Junior Subordinated Creditors are entitled in respect thereof and give acquittance therefor. The Junior Subordinated Creditors will execute and deliver such other documents and instruments as the holders of the Senior Obligations, or any agent or representative designated by them may reasonably request in order to give effect to the foregoing terms of this Section 2.2(b). Notwithstanding the foregoing, neither this Section 2.2 nor any other provision of this Agreement, the Junior Subordinated Debt Documents or the Company's charter documents shall be construed to give any holder of Senior Obligations any right to vote any Junior Subordinated Note or any shares of common stock of the Company represented by the Junior Warrants or issued pursuant to the exercise of the Junior Warrants or any claim thereunder or with respect thereto, or any portion of any such notes, shares or claims, whether in connection with any resolution, arrangements, plan of reorganization, compromise, settlement, election of trustees or otherwise.

     2.3 Payment Block.

          (a) If any default in the payment (a "Payment Default") on account of any principal of or interest on the Senior Subordinated Notes (whether at maturity or at a date fixed for prepayment or by declaration, acceleration or otherwise) occurs or exists, then (i) the rights of any Junior Subordinated Creditor to receive any payments or other distributions with respect to the Subordinate Liabilities shall be suspended from and after the date that such Junior Subordinated Creditor receives from the Senior Subordinated Creditors a notice (a "Stop Payment Notice") of such Payment Default, (ii) immediately following any Payment Default, and without the necessity of delivery of a Stop Payment Notice, no payment or distribution of any character, whether in cash, securities or other property (except for payment in securities which are subordinate and junior in right of payment to all Senior Obligations then outstanding) shall be made by the Company on account of the Subordinate Liabilities or in respect of the redemption, retirement, purchase or other acquisition thereof, and (iii) following the receipt by any Junior Subordinated Creditor of a Stop Payment Notice, no payment or distribution of any character, whether in cash, securities or other property on account of the Subordinate Liabilities or in respect of the redemption, retirement, purchase or other acquisition thereof (except securities which are subordinate and junior in right of payment to all Senior Obligations then outstanding) shall be received or accepted by such Junior Subordinated Creditor unless and until such Payment Default shall have been cured or waived.

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          (b) The Company may pay and each Junior Subordinated Creditor may take and retain any payment on the Subordinate Liabilities before receipt by the Junior Subordinated Creditors of a Stop Payment Notice; provided, however, that in the event that Section 2.2 becomes applicable, then the provisions of Section
2.2 shall become effective without the necessity of delivery of a Stop Payment Notice. Subject to the proviso in the immediately preceding sentence, the Company shall be entitled to resume the making of any payments otherwise prohibited under this Section 2.3, including any payments previously suspended, at such time as the Payment Default giving rise to such prohibition under
Section 2.3(a) shall have been cured or waived in writing. Notwithstanding the foregoing, the Company shall not make, and the Junior Subordinated Creditors shall not be entitled to take and retain, any optional prepayments in respect of Subordinate Liabilities without the consent of the Senior Subordinated
Creditors. Further, the Company shall not make, and the Junior Subordinated Creditors shall not be entitled to take and retain, any mandatory prepayments in respect of the Subordinate Liabilities upon a Change of Control (as such term is defined in the Junior Subordinated Purchase Agreement) unless the Company has satisfied all mandatory prepayment obligations in respect of the Senior Obligations resulting from such Change of Control under the Senior Subordinated Debt Agreements; provided, however, that the foregoing provisions of this sentence shall not apply if the holders of Senior Obligations waive any payment due upon any Change of Control.

          (c) Notwithstanding anything to the contrary herein, the Senior Subordinated Creditors shall not be required to deliver Stop Payment Notices to Transferees (as hereinafter defined) who have not complied with Section 6.1 hereof.

     2.4 Reserved.

     2.5 Turn-Over of Payments Received by Junior Subordinated Creditors.

          (a) In the event that (i) the Company shall make or any Junior Subordinated Creditor shall receive any payment on the Subordinate Liabilities which the holders thereof are not permitted to receive and retain pursuant to Sections 2.1, 2.2 or 2.3 hereof, such payment shall be held in trust by the Junior Subordinated Creditor receiving same, for the benefit of the Senior Subordinated Creditors, and shall be paid over immediately (without necessity of demand) to the Senior Subordinated Creditors, for the benefit of the holders of the Senior Obligations, or as their respective interests may appear, for application in accordance with the Senior Subordinated Debt Agreements to the payment of all Senior Obligations remaining due and payable until the same shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Obligations.

          (b) The proceeds of any sale or other disposition (other than to the Company, or any Subsidiary or any Affiliate of the Company which has liability for the Senior Subordinated Notes) of Subordinate Liabilities in accordance with
Section 6.1 hereof, which may be received by a holder thereof, shall not be treated as a payment to which the holders of Senior Obligations are entitled under this Agreement.

     2.6 Obligations Absolute. The provisions of this Agreement are solely for the purposes of defining the relative rights of the holders of Senior Obligations on the one hand and

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the holders of Subordinate Liabilities on the other hand, with respect to the enforcement of rights and remedies and priority of payment of the various obligations of the Company to each of them. Nothing herein shall impair, as between the Company and the holder of any Subordinate Liabilities, the obligations of the Company, which are unconditional and absolute, to pay to the holder thereof the principal and interest thereon and any other liabilities encompassed in the Subordinate Liabilities, all in accordance with their respective terms, nor shall anything in this Agreement prevent the occurrence of any event of default under the Junior Subordinated Debt Documents, or prevent any Junior Subordinated Creditor from exercising all remedies otherwise permitted by the Junior Subordinated Debt Documents, applicable law or otherwise, subject to (a) the rights, if any, of the holders of Senior Obligations under Section 2.5 hereof to receive cash or property otherwise payable or deliverable to the Junior Subordinated Creditors, and (b) the restrictions on the Junior Subordinated Creditors in favor of the holders of Senior Obligations set forth in Section 2 hereof.

     2.7 Subrogation. Upon and subject to the payment in full in cash of the Senior Obligations, the Junior Subordinated Creditors shall be subrogated to the rights of the holders of Senior Obligations to receive payments or distributions of assets of the Company applicable to the Senior Obligations until the Subordinate Liabilities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Obligations to which the Junior Subordinated Creditors would be entitled except for the provisions of this Agreement shall, as between the Company and its creditors other than the holders of Senior Obligations and the Junior Subordinated Creditors, be deemed to be a payment on account of the Senior Obligations. Each Junior Subordinated Creditor hereby waives any claim against the Senior Subordinated Creditors based on impairment of the Junior Subordinated Creditor's rights of subrogation against the Company due to the action or inaction of the Senior Subordinated Creditors or otherwise.

     2.8 Subordination Not Affected. Without the necessity of any reservation of rights against or any notice to or further assent by the Junior Subordinated Creditors, (i) any demand for payment of any Senior Obligations made by any holder of Senior Obligations may be rescinded in whole or in part by such holder, (ii) the holders of Senior Obligations may exercise or refrain from exercising any rights and/or remedies against the Company and others, if any, liable under the Senior Obligations, and (iii) the Senior Obligations (including without limitation, the Senior Subordinated Debt Agreements and the Senior Subordinated Notes), or any collateral security therefor or right of any nature with respect thereto, may be amended, extended, modified, continued, accelerated, compromised, waived, surrendered or released by the holders of the Senior Obligations, and any agreement or instrument evidencing, securing or otherwise relating to the Senior Obligations may be amended, extended, modified, continued, accelerated, compromised, waived, surrendered or released by the holder thereof, all without impairing, abridging, releasing or affecting in any manner the subordination of the Subordinate Liabilities to the Senior Obligations provided for herein; provided, that without the prior written consent of the Junior Subordinated Creditors (including, for purposes of this Section, only Transferees who have complied with Section 6.1 hereof), the Senior Subordinated Creditors shall not amend or otherwise modify any provision of the Senior Subordinated Debt Agreements to (i) expressly prohibit the Company from making payments in respect of the Subordinate Liabilities that, in each case, are permitted to be made under this Agreement; (ii) expressly prohibit the Company from making any amendments or modifications to the documents relating to the Subordinate

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Liabilities that are not prohibited hereby; (iii) increase the stated applicable pre-default or post-default interest rate margin by more than 2.00% per annum above the respective stated margin set forth in the Senior Subordinated Debt Agreements as in effect on the date hereof; or (iv) shorten the maturity of the Senior Subordinated Notes as in effect on the date hereof, except to the extent that the shortening of such maturity results solely from a change in the maturity date under the Senior Subordinated Debt Agreements. Without limiting the foregoing, each Junior Subordinated Creditor waives any and all notice of the creation, amendment, extension, acceleration, compromise, continuation, waiver, surrender, release or modification of any nature of any Senior Obligations, and notice of or proof of reliance by the holders of Senior Obligations upon the subordination provided for herein. The Senior Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon the provisions of this Agreement.

     2.9 Right To Retain Payment Received. Any payment in respect of the Subordinate Liabilities which is not required to be held in trust for the benefit of, or paid over to, the holders of Senior Obligations pursuant to
Section 2.3 or Section 2.5 hereof, and which is received by the holders of the Subordinate Liabilities shall become the sole and absolute property of the holders of Subordinate Liabilities and shall not, by virtue of the provisions of this Agreement or otherwise, be subject to any payment over or any distribution to or claim by any holders of Senior Obligations or any other person.

Section 3. Notices.

     3.1 By the Senior Subordinated Creditors to the Junior Subordinated Creditors. The Trustee shall endeavor to provide the Junior Subordinated Creditors with notice of any Senior Event of Default by the Company under the Senior Subordinated Debt Agreements simultaneously with giving notice to the Company, provided, however, that the Senior Subordinated Creditors shall have no liability to the Junior Subordinated Creditors for the Trustee's failure to provide the Junior Subordinated Creditors with any such notice(s), and further provided, that the failure to give such notice(s) shall not alter, amend, or affect the subordination provisions of this Agreement.

     3.2 By the Junior Subordinated Creditors to the Senior Subordinated Creditors. Each Junior Subordinated Creditor shall endeavor to provide the Trustee with notice of any default under the Junior Subordinated Debt Documents to which it is a party simultaneously with giving notice to the Company, provided, however, that no Junior Subordinated Creditor shall have any liability to the Senior Subordinated Creditors for such Junior Subordinated Creditor's failure to provide any notice required under this Section 3.2.

     3.3 By the Company to the Senior Subordinated Creditors. The Company shall provide the Senior Subordinated Creditors with copies of all notices of any default received by it from any Junior Subordinated Creditor immediately upon its receipt thereof.

     3.4 By the Company to the Junior Subordinated Creditors. The Company shall provide the Junior Subordinated Creditors with copies of all notices of any default received by it from any Senior Subordinated Creditors immediately upon its receipt thereof.

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Section 4. Representations and Warranties.

     4.1 By the Company. The Company represents and warrants as follows:

          (a) Junior Subordinated Debt Documents. Attached hereto as Exhibit A are true, correct and complete copies of the Junior Subordinated Debt Documents.

          (b) No Assignment or Participation in Junior Subordinated Notes. The Junior Subordinated Creditors are the registered owners of the Junior Subordinated Notes and the Junior Warrants.

          (c) Authorization and Enforceability. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (d) Subordinated Notes Legended. The Company has caused the Junior Subordinated Notes and the Junior Warrants issued to and held by the Junior Subordinated Creditors to be affixed with a legend referencing this Agreement and the subordination provisions hereof.

     4.2 By the Junior Subordinated Creditors.

          (a) Each Junior Subordinated Creditor hereby represents and warrants that it has not sold (in whole or in part) or granted any assignments of or participations in the Junior Subordinated Notes and the Junior Warrants; nor has such Junior Subordinated Creditor granted or permitted to exist any lien or encumbrance of any nature on such notes and warrants.

          (b) Each Junior Subordinated Creditor hereby acknowledges that this Agreement is a "subordination agreement" within the meaning of Section 501(a) of the United States Bankruptcy Code, 11 U.S.C. (S)510(a).

Section 5. Covenants of the Subordinated Creditors.

     5.1 Amendment of Junior Subordinated Purchase Agreement and Junior Subordinated Notes. Neither the Company nor the Junior Subordinated Creditors will, without the prior written consent of the Trustee acting on behalf of the Senior Subordinated Creditors, amend or consent to the amendment of the Junior Subordinated Debt Documents if such amendment would (i) increase the principal amount payable by the Company in respect of the Junior Subordinated Notes (except increases in principal amount or interest rate of the Junior Subordinated Notes as a result of payment-in-kind interest), and/or the amount of the Subordinate Liabilities; (ii) expressly prohibit the Company from making any amendments or modifications to the documents relating to the Senior Obligations that are not prohibited hereby; or (iii) increase the stated applicable pre-default or post-default interest rate margin by more than 2.00% per annum above the respective stated margin set forth in the Junior Subordinated Debt Documents as in effect on the date hereof; or (iv) shorten the amortization period of the Junior Subordinated Notes as in effect on the date hereof.

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     5.2 Validity and Enforceability of Senior Subordinated Debt Agreements. The
Junior Subordinated Creditors will not in any proceeding, whether in connection with a bankruptcy or insolvency or other event described in Section 2.2 or otherwise, (i) challenge the validity or enforceability of the Senior Subordinated Debt Agreements, or any provisions thereof or (ii) take any other action that could be reasonably expected to interfere with the commercially reasonable exercise of the Senior Subordinated Creditors' rights with respect to the Senior Obligations.

Section 6. Miscellaneous.

     6.1 Transfers. No Junior Subordinated Creditor shall sell, assign or otherwise transfer, in whole or in part, any Subordinate Liabilities or any interest therein, to any other person or entity (a "Transferee") unless such Transferee first signs an acknowledgment in the form of Exhibit A hereto and delivers a signed counterpart hereof to each other party hereto, whereby each such Transferee shall become a party hereto and expressly acknowledges the subordination provided for herein and agrees to be bound by all of the terms hereof. The Company hereby agrees that any such transfer shall not affect its obligations under this Agreement and that it will promptly execute and deliver any such counterpart when requested to do so.

     6.2 Modifications. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure therefrom, shall in any event be effective without the written concurrence of the Trustee and the holders of at least a majority of the Junior Subordinated Notes then outstanding.

     6.3 Termination; Reinstatement. This Agreement shall remain in full force and effect until the payment in full in cash of all Senior Obligations, provided, that this Agreement shall continue to be effective or be reinstated (as the case may be) if at any time payment of any of the Senior Obligations is refunded or rescinded or must otherwise be returned by the Senior Subordinated Creditors upon a bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under state or federal law or otherwise, all as though such payment had not been made.

     6.4 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be deemed to have been given and received the (i) day of sending if delivered by hand delivery, telegram, telecopy or telex, receipt confirmed, (ii) one (1) day after being sent, if sent by Federal Express, Express Mail, or other similar nationally known overnight delivery service, or (iii) three (3) days after being deposited in the mails, registered or certified with postage prepaid, and properly addressed. For the purposes hereof, the address of each party hereto is as set forth under its name on the signature pages hereof, or such other address as such party may specify by written notice to each other party.

     6.5 Third Party Rights. This Agreement is solely for the benefit of the Senior Subordinated Creditors, the Junior Subordinated Creditors and the Company, and no other person shall have any right, benefit, priority or other interest under, or because of the existence of, this Agreement.

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

     6.6 Counterparts. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

     6.7 Governing Law. This Agreement shall be governed by the laws of the State of New York. The Company and each of the Junior Subordinated Creditors, to the extent that they may lawfully do so, hereby consent to service of process, and to be sued, in the State of New York and consent to the jurisdiction of the federal courts of the United States of America or the courts of the State of New York, in each case located in The City of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of this Agreement or any of their respective obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have as to venue in any such courts. The Company and the Junior Subordinated Creditors further agree that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth below or as otherwise provided under the laws of the State of New York. The Company and the Junior Subordinated Creditors irrevocably waive all right to a trial by jury in any suit, action or other proceeding instituted by or against the Company and/or the Junior Subordinated Creditors in respect of their respective obligations hereunder or the transactions contemplated hereby.

     6.8 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall have no legal effect.

                            [Signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the date first above written.

                                  SUBORDINATED CREDITOR:


                                  THE NORTHWESTERN MUTUAL
                                  LIFE INSURANCE COMPANY


                                  By: /s/ Mark E. Kishler
                                      ------------------------------------------
                                  Name: Mark E. Kishler
                                  Title: Authorized Representative

                                  The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                                  Milwaukee, WI 53202
                                  Attention: Securities Department
                                  Fax: (414) 665-7124

                                  with a copy to:

                                  The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                                  Milwaukee, WI 53202
                                  Attention: Timothy Otto, Legal Department
                                  Fax: (414) 665-7016


                                  COMPANY:


                                  MONITRONICS INTERNATIONAL, INC.


                                  By: /s/ Michael R. Meyers
                                      ------------------------------------------
                                      Michael R. Meyers
                                      Vice President and Chief Financial Officer
                                      12801 Stemmons Freeway, Suite 821
                                      Dallas, TX 75234

                                  with a copy to:

                                  Vinson & Elkins L.L.P.
                                  3700 Trammell Crow Center
                                  2001 Ross Avenue
                                  Dallas, TX 75201
                                  Attention:  Christine Hathaway, Esq.

                                  TRUSTEE:


                                  THE BANK OF NEW YORK TRUST
                                  COMPANY OF FLORIDA, N.A.


                                  By: /s/ Patrick Giordano
                                      ------------------------------------------
                                  Name: Patrick Giordano
                                  Title: Vice President

                                  The Bank of New York Trust Company of Florida, N.A.
                                  Corporate Trust Division
                                  600 North Pearl Street, Suite 420
                                  Dallas, Texas 75201
                                  Attention: Patrick T. Giordano

                                    EXHIBIT A

                                 ACKNOWLEDGMENT

     The undersigned purchaser, assignee, or transferee of the Subordinate Liabilities described in Schedule 1 attached hereto, hereby acknowledges the terms of this Intercreditor and Subordination Agreement and the subordination provided for herein and agrees to be bound by all of the terms hereof. This Agreement will be attached to and become part of the Intercreditor and Subordination Agreement.

                                      ------------------------------------------


                                      By:
                                          --------------------------------------
                                      Its:
                                           -------------------------------------
                                      Date:
                                            ------------------------------------


                                      Notice Address:

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                                      Attention:
                                                --------------------------------
                                      Telecopy Number:
                                                       -------------------------

Acknowledged and Agreed:

MONITRONICS INTERNATIONAL, INC.


By:
    -------------------------------
Name:
Title: